Exhibit 99.1

NeuLion Addresses NHL Announcement

PLAINVIEW, NY (August 05, 2015) — The National Hockey League (NHL) yesterday announced the sale of its digital media rights to Major League Baseball Advanced Media (MLBAM). With that transaction, MLBAM will be responsible for the delivery of the NHL’s digital content.  NeuLion, Inc. (TSX: NLN) is committed to work with the NHL and MLBAM during the transition period to ensure that NHL fans will continue to have access to the best hockey in the world.  We believe that an explanation of this transition and its effect will assist the market in evaluating NeuLion’s prospects going forward.

NeuLion and the NHL are currently negotiating the terms of a transition agreement, to follow our existing agreement, which is set to expire on September 30, 2015.  While we cannot predict the final outcome of those negotiations, we do not anticipate any material effect on 2015 revenues.

As NeuLion has been diversifying its customer base, it has become less reliant on its revenue from the NHL.  In 2013 and 2014, the NHL represented 20% and 18% of NeuLion’s revenues, respectively.  For the six months ended June 30, 2015, the NHL represented 12% of revenues.  Further, our overall growth has significantly outpaced the growth in our NHL business.  NeuLion’s revenue growth in 2014 was 18%, while revenue from the NHL grew only 3%.  For the six months ended June 30, 2015, NeuLion’s revenue growth was 69%, while revenue from the NHL grew only 4%.

We believe our prospects remain strong, and that the sale of the NHL’s digital media rights are a demonstration of the value that the NeuLion Digital Platform helps create for its customers.

About NeuLion

NeuLion, Inc. (TSX: NLN) offers solutions that power the highest quality digital experiences for live and on-demand content up to 4K on any device.  Through its end-to-end technology platform, NeuLion enables digital content management, distribution and monetization for content owners worldwide.  With the recent acquisition of DivX, LLC, the company also operates a robust consumer electronics licensing business that has enabled over 1 billion devices worldwide with secure, high-quality video playback, and delivers a DivX consumer software offering that has been downloaded over 1 billion times.  NeuLion's customers include major sports, entertainment and global content companies as well as major consumer electronics manufacturers and software companies. NeuLion is headquartered in Plainview, NY.  For more information about NeuLion, visit www.NeuLion.com.

Forward-Looking Statements

Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities. Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved and other similar expressions. These statements, in addressing future events and conditions, involve inherent risks and uncertainties. Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law. Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including: our ability to derive anticipated benefits from the acquisition of DivX; our ability to successfully integrate the operations of DivX; our ability to realize some or all of the anticipated benefits of our partnerships; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is available on www.sec.gov and filed on www.sedar.com.

Investor Relations Contact:
LHA
Ed McGregor/Jody Burfening
emcgregor@lhai.com
(212) 838-3777